Exhibit 4.2
EXECUTION COPY
PEABODY ENERGY CORPORATION
7 7/8% SENIOR NOTES DUE 2026
ELEVENTH SUPPLEMENTAL INDENTURE
Dated as of October 12, 2006
to the Indenture dated as of March 19, 2004
U.S. BANK NATIONAL ASSOCIATION
Trustee

     ELEVENTH SUPPLEMENTAL INDENTURE dated as of October 12, 2006 to that certain Indenture dated as of March 19, 2004, (the “Base Indenture,” and, together with this Eleventh Supplemental Indenture, the “Indenture”) between Peabody Energy Corporation, a Delaware corporation (the “Company”) and U.S. Bank National Association, as Trustee (the “Trustee”).
     The Company and the Trustee have heretofore executed the Base Indenture, a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as Exhibit 4.26 to the Company’s Registration Statement on Form S-3 (Registration No. 333-136108), providing for the issuance from time to time of debt securities of the Company.
     The Company has heretofore executed and delivered to the Trustee the First Supplemental Indenture dated as of March 23, 2004 to the Base Indenture providing for the issuance of an unlimited amount of 5 7/8% Senior Notes due 2016; as supplemented by the Second Supplemental Indenture, dated as of April 22, 2004; Third Supplemental Indenture, dated as of October 18, 2004; Fourth Supplemental Indenture, dated as of January 20, 2005; Fifth Supplemental Indenture, dated as of September 30, 2005; Sixth Supplemental Indenture, dated as of January 20, 2006, Seventh Supplemental Indenture, dated as of June 13, 2006, Eighth Supplemental Indenture, dated as of June 30, 2006, Ninth Supplemental Indenture, dated as of September 29, 2006 and Tenth Supplemental Indenture dated October 12, 2006 providing for the issuance of an unlimited amount of 7 3/8 Senior Notes due 2016.
     The Company and the Trustee are hereby supplementing the Base Indenture pursuant to the provisions of Section 9.01 of the Base Indenture to establish the form and terms and conditions of the debt securities issued pursuant to this Eleventh Supplemental Indenture. The terms of this Eleventh Supplemental Indenture shall supplement and be incorporated in their entirety with the terms of the Base Indenture solely with respect to the debt securities issued pursuant to this Eleventh Supplemental Indenture. To the extent any terms of this Eleventh Supplemental Indenture are contrary to or duplicative of terms contained in the Base Indenture, the terms of this Eleventh Supplemental Indenture shall be deemed to supersede the Base Indenture solely with respect to the debt securities issued pursuant to this Eleventh Supplemental Indenture and solely for the benefit of the Holders of such debt securities issued pursuant to this Eleventh Supplemental Indenture.
     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7 7/8% Senior Notes due 2026 (the “Notes”).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
     So long as any of the Notes are outstanding, the following definitions shall be applicable to the Notes, shall be included as defined terms for all purposes under the Base Indenture with respect to the Notes and, to the extent inconsistent with the definitions contained in Section 1.01 of the Base Indenture, shall replace such definitions with respect to the Notes. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Base Indenture.
     “Additional Notes” means an unlimited amount of Notes (other than Initial Notes) issued under this Eleventh Supplemental Indenture in accordance with Sections 2.02 hereof.
     “Agent” means any Registrar, Paying Agent or co-Registrar.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

     “Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the present value (discounted at a rate per annum equivalent to the rate inherent in such lease (as determined in good faith by the Company), compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease had been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments will include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Business Day” means any day that is not a Legal Holiday.
     “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.
     “Clearstream” means Clearstream Banking S.A. and any successor thereto.
     “Comparable Treasury Issue” means United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for that redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, then the average of the available Reference Treasury Dealer Quotations for the redemption date, or (3) if only one is available on that date, then that Reference Treasury Dealer Quotation.
     “Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Company and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

     (a) all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than any portion thereof maturing after, or renewable or extendable at the option of the Company or the relevant Subsidiary beyond, twelve months from the date of determination); and
     (b) the total of the net book values of all assets of the Company and its Subsidiaries properly classified as intangible assets in accordance with GAAP (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” shall be for purposes of surrender for registration of transfer or exchange of Notes the offices of the Trustee located at 100 Wall Street, Suite 1600, New York, New York, 10005 and for all other purposes shall be the office of the Trustee at 225 Asylum Street, 23rd Floor, Hartford, CT 06103.
     “Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of September 15, 2006 by and among the Company, as borrower, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, annexes, exhibits or schedules to any of the foregoing), and in each case as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents, arrangers and lenders or other agents, arrangers and lenders or otherwise, whether provided under the original credit agreement or other Credit Facilities or otherwise, whether for a greater or lesser principal amount, whether with greater or lesser interest and fees and whether or not including collateral or guarantors). Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date.
     “Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, refinanced, repaid or restructured in whole or in part from time to time.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Eleventh Supplemental Indenture.
     “Domestic Subsidiary” means a Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

     “Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.
     “Foreign Subsidiaries” means Subsidiaries of the Company that are not Domestic Subsidiaries.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.
     “Global Note Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Eleventh Supplemental Indenture.
     “Global Notes” means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.
     “Government Securities” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Security or a specific payment of interest on or principal of any such Government Security held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of interest on or principal of the Government Security evidenced by such depository receipt.
     “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
     “Holder” means a Person in whose name a Note is registered.
     “Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means $250.0 million in aggregate principal amount of Notes issued under this Eleventh Supplemental Indenture on the date hereof.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment with respect to the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal

Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
     “Non-Recourse Debt” means Indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness; provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred, to the Capital Stock and debt securities of the Restricted Subsidiary that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired and to which such lender has recourse.
     “Notes” has the meaning assigned to it in the preamble to this Eleventh Supplemental Indenture.
     “Obligations” means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, Guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.
     “Offering” means the offering of the Notes by the Company.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Principal Property” means any real property interests (all such interests forming an integral part of a single development or operation being considered as one interest), including any mining claims and leases, and any plants, buildings or other improvements thereon, and any part thereof, located in the United States that is held by the Company or any Restricted Subsidiary and has a gross book value (without deduction of any depreciation reserves), on the date as of which the determination is being made, exceeding 1% of Consolidated Net Tangible Assets (other than any such interest that the Board of Directors of the Company determines by resolution is not material to the business of the Company and its Subsidiaries taken as a whole).
     “Principals” means executive officers of the Company as of the date hereof.
     “Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the applicable notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.
     “Rating Date” means the date which is 90 days prior to the earlier of:
     (a) a Change of Control, and
     (b) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

     “Rating Decline” means the occurrence of the following on, or within, 90 days before or after the earlier of: (i) the date of public notice of the occurrence of a Change of Control or (ii) public notice of the intention of the Company to effect a Change of Control (which 90-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies):
     (a) in the event the Notes are assigned an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Notes by one of the Rating Agencies shall be below an Investment Grade Rating; or
     (b) in the event the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the Notes by at least one of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).
     “Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., or their affiliates, plus three other Primary Treasury Dealers (as defined in this paragraph) appointed by the Company, and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, if available.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 3:30 p.m. (New York time) on the third Business Day preceding that redemption date.
     “Related Party” with respect to any Principal means (A) any spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Subsidiary” means any Subsidiary (a) substantially all of the property of which is located in the United States or substantially all of the business of which is carried on, in the United States and that owns or leases a Principal Property or (b) is engaged primarily in the business of owning or holding Capital Stock of one or more Restricted Subsidiaries.
     “S&P’s” means Standard & Poor’s Rating Group, Inc., or any successor to the rating agency business thereof.
     “Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the notes or thereafter acquired, that has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such person with the intention of taking back a lease of this property.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     “Specified Subsidiaries” means Emerald Processing, L.L.C., Newhall Funding Company, CL Hartford, L.L.C., CL Power Sales Three, L.L.C., CP Power Sales Sixteen, L.L.C., PG Power Sales Two, L.L.C., PG Power Sales Three, L.L.C., PG Power Sales Four, L.L.C., PG Power Sales Five, L.L.C., PG Power Sales Six, L.L.C., PG Power Sales Seven, L.L.C., PG Power Sales Eight, L.L.C., PG Power Sales Nine, L.L.C., PG Power Sales Ten, L.L.C., PG Power Sales Eleven, L.L.C., PG Power Sales Twelve, L.L.C., PG Investments Four, L.L.C., PG Investments Five, L.L.C., PG Investments Six, L.L.C., P&L Receivables Company, LLC, United Minerals Company, LLC, HCR Holdings, LLC, Kanawha River Ventures I, LLC, KE Ventures, LLC, Kentucky United Coal, LLC, Mountain Holdings, LLC, Mustang Clean Energy, LLC, Peabody China, LLC, Big Eagle Rail, LLC, Big Eagle, LLC, Eagle Corner, LLC, Kanawha Eagle Coal, LLC, Newtown Energy, Inc., Kanawha Eagle Coal Sales, LLC and Winifred Dock Limited Liability Company.
     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
     “Subsidiary Guarantee” means the Guarantee of the Notes by each of the Subsidiary Guarantors pursuant to this Indenture and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.16.
     “Subsidiary Guarantors” means all of the Company’s existing Domestic Subsidiaries, except for the Specified Subsidiaries, and any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa- 77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.
     “Treasury Rate” means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
Section 1.02. Other Definitions.

Defined in
Terms	Section
“Authentication Order”	2.02
“Benefited Party”	9.01
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	7.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	7.02
“Lien”	4.12
“Paying Agent”	2.03
“Registrar”	2.03

Section 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “obligor” on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) provisions apply to successive events and transactions; and
     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.
Section 1.05. Miscellaneous.
     Without implied limitation, it is hereby expressly acknowledged that the Trustee shall have and enjoy the protections, immunities, rights and indemnities set forth in Article Six of the Base Indenture, in connection with the administration of, and performance under, the Eleventh Supplemental Indenture, all of the terms of which remain in full force and effect.
ARTICLE II
THE NOTES
Section 2.01. Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any

Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Form of Notes. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Book-Entry Provisions. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
Section 2.02. Execution and Authentication.
     (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.
     (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
     (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     (d) The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue.
     (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     (f) The Company may issue an unlimited amount of Additional Notes from time to time after the offering of the Initial Notes. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
Section 2.03. Registrar and Paying Agent.
     (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     (b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04. Paying Agent to Hold Money in Trust.
     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05. Holder Lists.
     (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06. Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee. Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.06 and Section 3.07 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 3.06 or Section 3.07 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.
     Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note, in accordance with the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b).
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. The holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note only in which event such owner of such beneficial interest shall instruct the Depository (or shall cause the appropriate participant to direct the Depository) in accordance with the Applicable Procedures to instruct the Trustee to reduce the aggregate principal amount of the Global Note by the applicable amount of such exchange or transfer and to issue in exchange therefore a Definitive Note or Notes in such aggregate amount and registered as provided in such instruction; and upon the Trustee’s receipt of such instruction from the Depository (or from the applicable Participant or beneficial owner pursuant to the Depository’s proxy procedures), the Trustee to, and the Trustee shall, cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver, in both cases in accordance with Section 2.02 hereof, to the Person designated in such instruction a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a written request for such an exchange or transfer together with surrender of the Definitive Note to be exchanged or transferred, (and, accompanied by a written instrument or instruments of transfer as provided in Section 2.06(e) hereof, and subject to the Applicable Procedures, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes pursuant to Section 2.06(g) hereof.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.
     (f) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
     “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE ELEVENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE ELEVENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.10 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS

AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.10 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (h) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Company shall execute Global Notes and Definitive Notes, and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order(including an Authentication Order given pursuant to Section 2.02) or at the Registrar’s request (in connection with any transfer or exchange of Notes pursuant to this Section 2.06).
          (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.15 and 8.05 hereof and Section 3.07 of the Base Indenture).
          (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (iv) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
          (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
          (viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.
          (ix) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any purchase or transfer complies with the registration provisions of or exemptions from the Securities Act or other state, federal securities laws that may be applicable; provided, however, that if a certificate is specifically required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or transferee of a Note, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms on its face to the requirements of this Section 2.06 and shall promptly notify the party delivering the same if such transfer does not comply with such terms.
Section 2.07. Outstanding Notes.
     (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.08 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     (b) If a Note is replaced pursuant to Section 3.06 of the Base Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.08. Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
ARTICLE III
REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a later date is agreed to by the Trustee at its option) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Notes to be redeemed.

Section 3.02. Selection of Notes to be Redeemed.
     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (subject in any case to the Applicable Procedures of the Depository, with respect to any Global Notes). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein (or as otherwise provided in the Applicable Procedures, if applicable), not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03. Notice of Redemption.
     Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article VII hereof or a satisfaction and discharge of this Indenture pursuant to Article IV of the Base Indenture.
     The notice shall identify the Notes to be redeemed, including the CUSIP numbers, and shall state:
     (a) the redemption date;
     (b) a calculation of the redemption price;
     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
     (g) the paragraph of the Notes or Section of this Eleventh Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05. Deposit of Redemption Price.
     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
     On and after the redemption date, unless the Company defaults in depositing money sufficient to pay the redemption price and accrued interest on all of Notes to be redeemed, interest shall cease to accrue on Notes or portions thereof called for redemption.
Section 3.06. Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07. Optional Redemption.
     (a) The Notes will be subject to redemption at any time at the option of the Company, in whole at any time or in part from time to time, upon notice given in accordance with the provisions of Section 3.03 hereof, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining principal and interest payments on the applicable Notes (exclusive of interest accrued to the date of redemption) discounted to the redemption date, calculated on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate plus 50 basis points, together with accrued and unpaid interest if any, to the date of redemption.
     (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. [Intentionally Omitted.]
Section 3.09. [Intentionally Omitted.]
ARTICLE IV
COVENANTS
Section 4.01. Payment of Notes.
     The Company or a Subsidiary Guarantor shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.
     The Company or a Subsidiary Guarantor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including postpetition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 4.02. Maintenance of Office or Agency.
     The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005 as one such office or agency of the Company in accordance with Section 2.03. Notices or demands with respect to the Notes and this Indenture shall be delivered to the Trustee at its Corporate Trust Office at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103.
Section 4.03. [Intentionally Omitted.]
Section 4.04. Compliance Certificate.
     (a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible, but in no event later than five days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05. Taxes.
     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06. Stay, Extension and Usury Laws.
     The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. [Intentionally Omitted]
Section 4.08. [Intentionally Omitted]
Section 4.09. [Intentionally Omitted]
Section 4.10. [Intentionally Omitted]
Section 4.11. [Intentionally Omitted]
Section 4.12. Liens.
     Except as otherwise provided below pursuant to this Section 4.12, the Company shall not, and shall not permit any Restricted Subsidiary to, issue, incur, create, assume, guarantee or otherwise have outstanding any Indebtedness secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property or shares of Capital Stock or Indebtedness of a Restricted Subsidiary unless the Notes (and, at the Company’s option, any other indebtedness or guarantee ranking equally with the Notes) are secured equally and ratably with (or at the Company’s option, prior to) such secured Indebtedness. This restriction will not apply to Indebtedness secured by:
     (a) Liens on property, shares of Capital Stock or Indebtedness of a Person existing at the time it becomes a Restricted Subsidiary or Liens on any Principal Property created prior to the time such property became a

Principal Property, provided, in each case, that such Liens were not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;
     (b) Liens on property (and on any proceeds from the disposition of such property) acquired by the Company or a Restricted Subsidiary existing at the time of acquisition by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of the Company or any Restricted Subsidiary;
     (c) Liens on property (and on any proceeds from the disposition of such property) acquired by the Company or a Restricted Subsidiary and created prior to, at the time of, or within 360 days after the acquisition of such property, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price of such property, such construction or the making of such improvements; provided that such Liens will not extend to any other Principal Property of the Company or any Restricted Subsidiary other than, in the case of such construction or improvement, any theretofore unimproved real property on which the Principal Property so constructed, or the improvement, is located;
     (d) Liens in favor of the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or a Restricted Subsidiary;
     (e) Liens existing on the date hereof;
     (f) Liens on property (and on any proceeds from the disposition of such property), shares of Capital Stock or Indebtedness of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that the Lien was not incurred in contemplation of such merger or consolidation or sale, lease or other disposition;
     (g) Liens on property of the Company or a Restricted Subsidiary in favor of governmental bodies to secure payments of amounts owed under any contract or statute;
     (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
     (i) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
     (j) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security;
     (k) judgment Liens so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired;
     (l) Liens created in connection with a project financed with, and created to secure, Non-Recourse Debt; and
     (m) any extension, renewal or replacement of any Lien referred to above or any Indebtedness secured by that Lien, provided that such extension, renewal or replacement Lien will secure no larger an amount of Indebtedness than that existing at the time of such extension, renewal or replacement and will be limited to all or part of the same property and improvements thereon which secured the Loan extended, renewed or replaced.

     In addition, the Company or a Restricted Subsidiary may issue, incur, create, assume or guarantee Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that after giving effect to the Indebtedness secured by such Lien, the aggregate principal amount of all Indebtedness so secured by Liens (not including Liens permitted above) and the Attributable Debt of Sale and Lease-Back Transactions permitted by the provisions described in Section 4.19 of this Indenture does not exceed 15% of Consolidated Net Tangible Assets.
Section 4.13. [Intentionally Omitted]
Section 4.14. Corporate Existence.
     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
          Section 4.15. Offer To Repurchase Upon Change of Control Triggering Event.
     (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within ten days following any Change of Control Triggering Event, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Eleventh Supplemental Indenture by virtue of such conflict.
     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     The Change of Control Triggering Event provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Company exercises its option to purchase the Notes.
     Section 4.16. Additional Subsidiary Guarantees.
     If the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date hereof and such Domestic Subsidiary provides a guarantee under the Credit Agreement, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance substantially similar to Exhibit C hereto providing that such Domestic Subsidiary shall become a Subsidiary Guarantor under this Indenture.
Section 4.17. [Intentionally Omitted]
Section 4.18. [Intentionally Omitted]
Section 4.19. Limitation on Sale and Lease-Back Transactions.
     Except as otherwise provided below, the Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Sale and Lease-Back Transactions of any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and one of its Restricted Subsidiaries or between Restricted Subsidiaries, unless at the effective time of such transaction:
     (a) the Company or the Restricted Subsidiary would be entitled, pursuant to Section 4.12 without equally and ratably securing the Notes, to incur Indebtedness secured by a Lien in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or
     (b) the Company or the Restricted Subsidiary applies, within 360 days of the closing date of the Sale and Lease-Back Transaction, an amount equal to the greater of (1) the net proceeds of such sale or (2) the Attributable Debt with respect to such Sale and Lease-Back Transaction, to either (or a combination of) (x) the prepayment, defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at maturity) of Indebtedness of the Company or a Restricted Subsidiary maturing after, or renewable or extendable at the option of the Company or the relevant Restricted Subsidiary beyond, twelve months from the date of determination (other than debt subordinate to the Notes or any Guarantee or debt to the Company or a Restricted Subsidiary); provided, however, the amount to be applied to the prepayment or retirement of any such Indebtedness shall be reduced by the principal amount of any debt securities of the Company or a Restricted Subsidiary delivered within 360 days after such Sale and Lease-Back Transaction to the Trustee or Paying Agent for retirement and cancellation; or (y) the purchase, construction or development of other property, facilities or equipment.

ARTICLE V
SUCCESSORS
Section 5.01. [Intentionally Omitted]
Section 5.02. [Intentionally Omitted]
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
     An “Event of Default” with respect to the Notes (and for purposes of this Eleventh Supplemental Indenture) occurs if:
     (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;
     (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;
     (c) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Notes as required by Sections 4.15 hereof;
     (d) the Company or any of its Subsidiaries fails to comply for 60 days after written notice to the Company by the Trustee or a Holder with any covenant, representation, warranty or other agreement in this Indenture or the Notes;
     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Eleventh Supplemental Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $50.0 million or more;
     (f) the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or
     (v) generally is not paying its debts as they become due; or
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i) is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;
     (ii) appoints a custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or
     (iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; or
     (iv) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under such Subsidiary Guarantor’s Subsidiary Guarantee.
Section 6.02. Acceleration.
     If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.01 hereof occurs, all outstanding Notes shall be due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
Section 6.03. Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, or interest, have been cured or waived as provided in this Indenture.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
     Subject to Section 6.01 of the Base Indenture, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity against any loss, liability or expense. Subject to Section 6.07 of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. Notwithstanding the foregoing, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.06. Limitation on Suits.
     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07. Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 6.07 of the Base Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
     This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 7.01. Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VII.
Section 7.02. Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and to have each Subsidiary Guarantor’s obligation discharged with respect to its Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 7.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof, (c) the rights, powers, trusts, duties, liabilities and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith and (d) this Article VII. Subject to compliance with this Article VII, the Company may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 hereof.
Section 7.03. Covenant Defeasance.
     Upon the Company’s exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from their obligations under the covenants contained in Sections 4.12, 4.15, 4.16 and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 7.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 7.01 hereof of the option applicable to this Section 7.03, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, Sections 6.01(d) and 6.01(e) hereof shall not constitute Events of Default.
Section 7.04. Conditions to Legal or Covenant Defeasance.
     The following shall be the conditions to the application of either Section 7.02 or 7.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest or premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
     (b) in the case of an election under Section 7.02 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of an election under Section 7.03 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VII concurrently with such incurrence or the granting of Liens in connection therewith) or insofar as Sections 6.01(f) or 6.01(g) hereof are concerned, at any time in the period ending on the effective date of such defeasance;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (f) the Company shall have delivered to the Trustee, at or prior to the effective date of such defeasance, an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law and subject to customary exceptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
     (g) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
     (h) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 7.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 7.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 7.05, the “Trustee”) pursuant to Section 7.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article VII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 7.06. Repayment to Company.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 7.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 7.02 or 7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or 7.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE VIII
AMENDMENT, SUPPLEMENT AND WAIVER
Section 8.01. Without Consent of Holders of Notes.
     Notwithstanding Section 8.02 of this Eleventh Supplemental Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:
     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;
     (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;
     (e) to make any change to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or
     (g) to allow any Subsidiary Guarantor to execute a supplemental Indenture and/or a Subsidiary Guarantee with respect to the Notes.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 6.03 of the Base Indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Eleventh Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.
Section 8.02. With Consent of Holders of Notes.
     Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Eleventh Supplemental Indenture (including Section 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest, premium, or the principal of, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.06 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 8.02.
     Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.03 of the Base Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

     It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. Without the consent of each Holder, an amendment or waiver under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):
     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Section 4.15 hereof;
     (c) make any change in the provisions of Sections 3.08 or 4.15;
     (d) reduce the rate of or change the time for payment of interest on any Note;
     (e) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (f) make any Note payable in money other than that stated in the Note;
     (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;
     (h) waive a redemption payment with respect to any Note (other than a payment required by Section 4.15 hereof);
     (i) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms hereof; or
     (j) make any change in the preceding amendment and waiver provisions.
Section 8.03. Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
Section 8.04. Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 8.05. Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 8.06. Trustee to Sign Amendments, etc.
     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 6.01 of the Base Indenture) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 8.03).
ARTICLE IX
SUBSIDIARY GUARANTEES
Section 9.01. Guarantee.
     Subject to this Article IX, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4)

pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.
Section 9.02. Limitation on Subsidiary Guarantor Liability.
     Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Article IX shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article IX, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03. Execution and Delivery of Subsidiary Guarantee.
     To evidence its Subsidiary Guarantee set forth in Section 9.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.
     Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
     In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Eleventh Supplemental Indenture, if required by Section 4.16 hereof, the Company shall cause such Subsidiaries to execute supplemental Indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.16 hereof and this Article IX, to the extent applicable.
Section 9.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
     No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:
     (a) subject to Section 9.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles IV and V hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 9.05. Releases.
     In the event of (a) the release or discharge of the Guarantee of the Credit Agreement by a Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Guarantee or (b) a sale or other disposition by way of such a merger, consolidation or otherwise, of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee.
     Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article IX.
[Signatures on following page]

SIGNATURES
Dated as of October 12, 2006

ISSUER: Peabody Energy Corporation
By:	/s/ WALTER L. HAWKINS, JR.
	Name:	Walter L. Hawkins, Jr.
	Title:	Vice President and Treasurer

GUARANTORS
AFFINITY MINING COMPANY
AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
APPALACHIA MINE SERVICES, LLC
ARCLAR COMPANY, LLC
ARID OPERATIONS INC.
BEAVER DAM COAL COMPANY
BIG RIDGE, INC.
BIG SKY COAL COMPANY
BLACK BEAUTY COAL COMPANY
BLACK BEAUTY EQUIPMENT COMPANY
BLACK BEAUTY HOLDING COMPANY, LLC
BLACK BEAUTY RESOURCES, LLC
BLACK HILLS MINING COMPANY, LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS MINE SERVICES, LLC
BTU EMPIRE CORPORATION
BTU WESTERN RESOURCES, INC.
CABALLO COAL COMPANY
CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
CENTRAL STATES COAL RESERVES OF INDIANA, LLC
CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC
CHARLES COAL COMPANY, LLC
CLEATON COAL COMPANY
COAL PROPERTIES, LLC
COAL RESERVE HOLDING LIMITED
LIABILITY COMPANY NO. 1
COAL RESERVE HOLDING LIMITED
LIABILITY COMPANY NO. 2
COALSALES, LLC
COALSALES II, LLC
COALTRADE INTERNATIONAL, LLC
COALTRADE, LLC

COLONY BAY COAL COMPANY
COLORADO COAL RESOURCES, LLC
COLORADO YAMPA COAL COMPANY
COOK MOUNTAIN COAL COMPANY, LLC
COTTONWOOD LAND COMPANY
COULTERVILLE COAL COMPANY, LLC
CYPRUS CREEK LAND COMPANY
CYPRUS CREEK LAND RESOURCES, LLC
DIXON MINING COMPANY, LLC
DODGE HILL HOLDING JV, LLC
DODGE HILL MINING COMPANY, LLC
DODGE HILL OF KENTUCKY, LLC
DYSON CREEK COAL COMPANY, LLC
EACC CAMPS, INC.
EASTERN ASSOCIATED COAL, LLC
EASTERN COAL COMPANY, LLC
EASTERN COAL HOLDING COMPANY, INC.
EASTERN ROYALTY CORP.
FALCON COAL COMPANY
FORT ENERGY, LLC
GALLO FINANCE COMPANY
GOLD FIELDS CHILE, LLC
GOLD FIELDS MINING, LLC
GOLD FIELDS ORTIZ, LLC
GRAND EAGLE MINING, INC.
HAYDEN GULCH TERMINAL, INC.
HIGHLAND MINING COMPANY, LLC
HIGHWALL MINING SERVICES COMPANY
HILLSIDE MINING COMPANY
HMC MINING, LLC
INDEPENDENCE MATERIAL HANDLING, LLC
INDIAN HILL COMPANY
INTERIOR HOLDINGS, LLC
JAMES RIVER COAL TERMINAL, LLC
JARRELL’S BRANCH COAL COMPANY
JUNIPER COAL COMPANY
KAYENTA MOBILE HOME PARK, INC.
LOGAN FORK COAL COMPANY
MARTINKA COAL COMPANY, LLC
MIDCO SUPPLY AND EQUIPMENT CORPORATION
MIDWEST COAL ACQUISITION CORP.
MIDWEST COAL RESERVES OF ILLINOIS, LLC
MIDWEST COAL RESERVES OF INDIANA, LLC
MIDWEST COAL RESOURCES, LLC
MOUNTAIN VIEW COAL COMPANY, LLC
MUSTANG ENERGY COMPANY, L.L.C.
NEW MEXICO COAL RESOURCES, LLC
NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY
PATRIOT COAL COMPANY, L.P.
PATRIOT MIDWEST HOLDINGS, LLC
PDC PARTNERSHIP HOLDINGS, LLC
PEABODY AMERICA, INC.
PEABODY ARCHVEYOR, L.L.C.
PEABODY CARDINAL GASIFICATION, LLC

PEABODY COAL COMPANY, LLC
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY ENERGY GENERATION HOLDING COMPANY
PEABODY ENERGY INVESTMENTS, INC.
PEABODY ENERGY SOLUTIONS, INC.
PEABODY HOLDING COMPANY, LLC
PEABODY INVESTMENTS CORP.
PEABODY NATURAL GAS, LLC
PEABODY NATURAL RESOURCES COMPANY
PEABODY POWERTREE INVESTMENTS, LLC
PEABODY RECREATIONAL LANDS, L.L.C.
PEABODY SOUTHWESTERN COAL COMPANY
PEABODY TERMINALS, LLC
PEABODY VENEZUELA COAL CORP.
PEABODY VENTURE FUND, LLC
PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEABODY WESTERN COAL COMPANY
PEC EQUIPMENT COMPANY, LLC
PINE RIDGE COAL COMPANY, LLC
POINT PLEASANT DOCK COMPANY, LLC
POND CREEK LAND RESOURCES, LLC
POND RIVER LAND COMPANY
PORCUPINE PRODUCTION, LLC
PORCUPINE TRANSPORTATION, LLC
POWDER RIVER COAL, LLC
POWDER RIVER RESOURCES, LLC
PRAIRIE STATE GENERATING COMPANY, LLC
RANDOLPH LAND HOLDING COMPANY, LLC
RIVERS EDGE MINING, INC.
RIVERVIEW TERMINAL COMPANY
SCHOOL CREEK COAL COMPANY, LLC
SCHOOL CREEK COAL RESOURCES, LLC
SENECA COAL COMPANY
SENTRY MINING, LLC
SHOSHONE COAL CORPORATION
SNOWBERRY LAND COMPANY
STAR LAKE ENERGY COMPANY, L.L.C.
STERLING SMOKELESS COAL COMPANY, LLC
SUGAR CAMP PROPERTIES
THOROUGHBRED, L.L.C.
THOROUGHBRED GENERATING COMPANY, LLC
THOROUGHBRED MINING COMPANY, L.L.C.
TWENTYMILE COAL COMPANY

UNION COUNTY COAL COMPANY, LLC
WEST ROUNDUP RESOURCES, INC.
YANKEETOWN DOCK, LLC

By:	/s/ WALTER L. HAWKINS, JR.
	Name:	Walter L. Hawkins, Jr.
	Title:	Vice President and Treasurer

TRUSTEE U.S. Bank National Association
By:	/s/ ARTHUR L. BLAKESLEE
	Name:	Arthur L. Blakeslee
	Title:	Vice President

EXHIBIT A
(Face of Note)
7 7/8% Senior Notes due 2026

CUSIP
ISIN
No.	$
PEABODY ENERGY CORPORATION
promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of                      Dollars ($                    ) on November 1, 2026.
Interest Payment Dates: May 1 and November 1, commencing May 1, 2007.
Record Dates: April 15 and October 15.
Dated:                     , 2006.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

PEABODY ENERGY CORPORATION
By:
Name:
Title

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:
U.S. Bank National Association
as Trustee

By:

Authorized Signatory
Dated                     , 20

2

(Back of Note)
7 7/8% Senior Notes due 2026
[Insert the Global Note Legend, if applicable, pursuant to the terms of the Indenture]
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Peabody Energy Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7 7/8% per annum from October 12, 2006 until maturity. The Company will pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 12, 2006; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2007. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date (except as provided in Section 3.08 of the Base Indenture with respect to defaulted interest), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the Interest Payment Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under the Eleventh Supplemental Indenture dated as of October 12, 2006 to a Base Indenture dated as of March 19, 2004 (collectively, the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company.
     5. The principal on the Notes shall be due and payable on November 1, 2026.

3

     6. Optional Redemption.
     (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice to Holders in the manner provided in the Indenture.
     (b) The Notes will be redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining principal and interest payments on the applicable Notes (exclusive of interest accrued to the date of redemption) discounted to the redemption date, calculated on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate plus 50 basis points, together with accrued and unpaid interest if any, to the date of redemption.
     (c) Any redemption pursuant to this Paragraph 6 shall be made pursuant to the provisions of Article III of the Eleventh Supplemental Indenture.
     7. Repurchase at Option of Holder. If there is a Change of Control Triggering Event, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Eleventh Supplemental Indenture.
     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or Subsidiary Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or

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to allow any Subsidiary Guarantor to execute a supplemental Indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.
     12. Defaults and Remedies. An “Event of Default” occurs if: (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days; (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (c) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Notes as required by Section 4.15 of the Eleventh Supplemental Indenture; (d) the Company or any of its Subsidiaries fails to comply for 60 days after written notice to the Company by the Trustee or a Holder with any covenant, representation, warranty or other agreement in the Indenture or the Notes; (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $50.0 million or more; (f) the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; or (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or (iv) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under such Subsidiary Guarantor’s Subsidiary Guarantee.
     If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 of the Eleventh Supplemental Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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     17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Peabody Energy Corporation
701 Market Street
St. Louis, Missouri 63101-1826
Attention: Chief Legal Officer

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Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                   as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

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Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to 4.15 of the Eleventh Supplemental Indenture, check the box below:
☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Eleventh Supplemental Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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EXHIBIT B
FORM OF NOTATION OF SUBSIDIARY GUARANTEE
     For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Eleventh Supplemental Indenture dated as of October 12, 2006 to the Indenture dated as of March 19, 2004, (the “Base Indenture,” and, together with the Eleventh Supplemental Indenture, the “Indenture”) among Peabody Energy Corporation, the Subsidiary Guarantors listed on Schedule I thereto and U.S. Bank National Association, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article IX of the Eleventh Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

AFFINITY MINING COMPANY
AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
APPALACHIA MINE SERVICES, LLC
ARCLAR COMPANY, LLC
ARID OPERATIONS INC.
BEAVER DAM COAL COMPANY
BIG RIDGE, INC.
BIG SKY COAL COMPANY
BLACK BEAUTY COAL COMPANY
BLACK BEAUTY EQUIPMENT COMPANY
BLACK BEAUTY HOLDING COMPANY, LLC
BLACK BEAUTY RESOURCES, LLC
BLACK HILLS MINING COMPANY, LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS MINE SERVICES, LLC
BTU EMPIRE CORPORATION
BTU WESTERN RESOURCES, INC.
CABALLO COAL COMPANY
CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
CENTRAL STATES COAL RESERVES OF INDIANA, LLC
CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC
CHARLES COAL COMPANY, LLC

CLEATON COAL COMPANY
COAL PROPERTIES, LLC
COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 1
COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 2
COALSALES, LLC
COALSALES II, LLC
COALTRADE INTERNATIONAL, LLC
COALTRADE, LLC
COLONY BAY COAL COMPANY
COLORADO COAL RESOURCES, LLC
COLORADO YAMPA COAL COMPANY
COOK MOUNTAIN COAL COMPANY, LLC
COTTONWOOD LAND COMPANY
COULTERVILLE COAL COMPANY, LLC
CYPRUS CREEK LAND COMPANY
CYPRUS CREEK LAND RESOURCES, LLC
DIXON MINING COMPANY, LLC
DODGE HILL HOLDING JV, LLC
DODGE HILL MINING COMPANY, LLC
DODGE HILL OF KENTUCKY, LLC
DYSON CREEK COAL COMPANY, LLC
EACC CAMPS, INC.
EASTERN ASSOCIATED COAL, LLC
EASTERN COAL COMPANY, LLC
EASTERN COAL HOLDING COMPANY, INC.
EASTERN ROYALTY CORP.
FALCON COAL COMPANY
FORT ENERGY, LLC
GALLO FINANCE COMPANY
GOLD FIELDS CHILE, LLC
GOLD FIELDS MINING, LLC
GOLD FIELDS ORTIZ, LLC
GRAND EAGLE MINING, INC.
HAYDEN GULCH TERMINAL, INC.
HIGHLAND MINING COMPANY, LLC
HIGHWALL MINING SERVICES COMPANY
HILLSIDE MINING COMPANY
HMC MINING, LLC
INDEPENDENCE MATERIAL HANDLING, LLC
INDIAN HILL COMPANY
INTERIOR HOLDINGS, LLC
JAMES RIVER COAL TERMINAL, LLC
JARRELL’S BRANCH COAL COMPANY
JUNIPER COAL COMPANY
KAYENTA MOBILE HOME PARK, INC.
LOGAN FORK COAL COMPANY
MARTINKA COAL COMPANY, LLC
MIDCO SUPPLY AND EQUIPMENT CORPORATION
MIDWEST COAL ACQUISITION CORP.
MIDWEST COAL RESERVES OF ILLINOIS, LLC
MIDWEST COAL RESERVES OF INDIANA, LLC
MIDWEST COAL RESOURCES, LLC
MOUNTAIN VIEW COAL COMPANY, LLC

2

MUSTANG ENERGY COMPANY, L.L.C.
NEW MEXICO COAL RESOURCES, LLC
NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY
PATRIOT COAL COMPANY, L.P.
PATRIOT MIDWEST HOLDINGS, LLC
PDC PARTNERSHIP HOLDINGS, LLC
PEABODY AMERICA, INC.
PEABODY ARCHVEYOR, L.L.C.
PEABODY CARDINAL GASIFICATION, LLC
PEABODY COAL COMPANY, LLC
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY ENERGY GENERATION HOLDING COMPANY
PEABODY ENERGY INVESTMENTS, INC.
PEABODY ENERGY SOLUTIONS, INC.
PEABODY HOLDING COMPANY, LLC
PEABODY INVESTMENTS CORP.
PEABODY NATURAL GAS, LLC
PEABODY NATURAL RESOURCES COMPANY
PEABODY POWERTREE INVESTMENTS, LLC
PEABODY RECREATIONAL LANDS, L.L.C.
PEABODY SOUTHWESTERN COAL COMPANY
PEABODY TERMINALS, LLC
PEABODY VENEZUELA COAL CORP.
PEABODY VENTURE FUND, LLC
PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEABODY WESTERN COAL COMPANY
PEC EQUIPMENT COMPANY, LLC
PINE RIDGE COAL COMPANY, LLC
POINT PLEASANT DOCK COMPANY, LLC
POND CREEK LAND RESOURCES, LLC
POND RIVER LAND COMPANY
PORCUPINE PRODUCTION, LLC
PORCUPINE TRANSPORTATION, LLC
POWDER RIVER COAL, LLC
POWDER RIVER RESOURCES, LLC
PRAIRIE STATE GENERATING COMPANY, LLC
RANDOLPH LAND HOLDING COMPANY, LLC
RIVERS EDGE MINING, INC.
RIVERVIEW TERMINAL COMPANY
SCHOOL CREEK COAL COMPANY, LLC
SCHOOL CREEK COAL RESOURCES, LLC
SENECA COAL COMPANY
SENTRY MINING, LLC
SHOSHONE COAL CORPORATION
SNOWBERRY LAND COMPANY
STAR LAKE ENERGY COMPANY, L.L.C.
STERLING SMOKELESS COAL COMPANY, LLC
SUGAR CAMP PROPERTIES
THOROUGHBRED, L.L.C.
THOROUGHBRED GENERATING COMPANY, LLC
THOROUGHBRED MINING COMPANY, L.L.C.

3

TWENTYMILE COAL COMPANY
UNION COUNTY COAL COMPANY, LLC
WEST ROUNDUP RESOURCES, INC.
YANKEETOWN DOCK, LLC

By:
Name:
Title:

4

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS
     Supplemental Indenture (this “Supplemental Indenture”), dated as of , among (the “Guaranteeing Subsidiary”), a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Eleventh Supplemental Indenture dated as of October 12, 2006 to the Indenture dated as of March 19, 2004, (the “Base Indenture,” and, together with the Eleventh Supplemental Indenture, the “Indenture”) providing for the issuance of an unlimited amount of 7 7/8% Senior Notes due 2026 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental Indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:
(a)	Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.
(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)	The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Eleventh Supplemental Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Eleventh Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)	Pursuant to Section 9.04 of the Eleventh Supplemental Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 9 of the Eleventh Supplemental Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
     3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
     4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.
(a)	The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:
(i)	subject to Section 9.04 of the Eleventh Supplemental Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

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(ii)	immediately after giving effect to such transaction, no Default or Event of Default exists.
(b)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)	Except as set forth in Articles 4 and 5 of the Eleventh Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.
     5. Releases.
(a)	In the event of (i) the release or discharge of the Guarantee of the Credit Agreement by a Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Guarantee or (ii) a sale or other disposition by way of such a merger, consolidation or otherwise, of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee.

(b)	Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 9 of the Eleventh Supplemental Indenture.
     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
     7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:

[Guaranteeing Subsidiary]

By:
Name:
Title:
Peabody Energy Corporation

By:
Name:
Title:

[EXISTING SUBSIDIARY NOTE GUARANTORS]

By:
Name:
Title:

U.S. Bank National Association as Trustee

By:
Name:
Title:

5

Schedule I
SCHEDULE OF SUBSIDIARY GUARANTORS
     The following schedule lists each Subsidiary Guarantor under the Indenture as of the Issue Date:
AFFINITY MINING COMPANY
AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
APPALACHIA MINE SERVICES, LLC
ARCLAR COMPANY, LLC
ARID OPERATIONS INC.
BEAVER DAM COAL COMPANY
BIG RIDGE, INC.
BIG SKY COAL COMPANY
BLACK BEAUTY COAL COMPANY
BLACK BEAUTY EQUIPMENT COMPANY
BLACK BEAUTY HOLDING COMPANY, LLC
BLACK BEAUTY RESOURCES, LLC
BLACK HILLS MINING COMPANY, LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS MINE SERVICES, LLC
BTU EMPIRE CORPORATION
BTU WESTERN RESOURCES, INC.
CABALLO COAL COMPANY
CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
CENTRAL STATES COAL RESERVES OF INDIANA, LLC
CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC

CHARLES COAL COMPANY, LLC
CLEATON COAL COMPANY
COAL PROPERTIES, LLC
COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 1
COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 2
COALSALES, LLC
COALSALES II, LLC
COALTRADE INTERNATIONAL, LLC
COALTRADE, LLC
COLONY BAY COAL COMPANY
COLORADO COAL RESOURCES, LLC
COLORADO YAMPA COAL COMPANY
COOK MOUNTAIN COAL COMPANY, LLC
COTTONWOOD LAND COMPANY
COULTERVILLE COAL COMPANY, LLC
CYPRUS CREEK LAND COMPANY
CYPRUS CREEK LAND RESOURCES, LLC
DIXON MINING COMPANY, LLC
DODGE HILL HOLDING JV, LLC
DODGE HILL MINING COMPANY, LLC
DODGE HILL OF KENTUCKY, LLC
DYSON CREEK COAL COMPANY, LLC
EACC CAMPS, INC.
EASTERN ASSOCIATED COAL, LLC
EASTERN COAL COMPANY, LLC
EASTERN COAL HOLDING COMPANY, INC.
EASTERN ROYALTY CORP.
FALCON COAL COMPANY

2

FORT ENERGY, LLC
GALLO FINANCE COMPANY
GOLD FIELDS CHILE, LLC
GOLD FIELDS MINING, LLC
GOLD FIELDS ORTIZ, LLC
GRAND EAGLE MINING, INC.
HAYDEN GULCH TERMINAL, INC.
HIGHLAND MINING COMPANY, LLC
HIGHWALL MINING SERVICES COMPANY
HILLSIDE MINING COMPANY
HMC MINING, LLC
INDEPENDENCE MATERIAL HANDLING, LLC
INDIAN HILL COMPANY
INTERIOR HOLDINGS, LLC
JAMES RIVER COAL TERMINAL, LLC
JARRELL’S BRANCH COAL COMPANY
JUNIPER COAL COMPANY
KAYENTA MOBILE HOME PARK, INC.
LOGAN FORK COAL COMPANY
MARTINKA COAL COMPANY, LLC
MIDCO SUPPLY AND EQUIPMENT CORPORATION
MIDWEST COAL ACQUISITION CORP.
MIDWEST COAL RESERVES OF ILLINOIS, LLC
MIDWEST COAL RESERVES OF INDIANA, LLC
MIDWEST COAL RESOURCES, LLC
MOUNTAIN VIEW COAL COMPANY, LLC
MUSTANG ENERGY COMPANY, L.L.C.
NEW MEXICO COAL RESOURCES, LLC

3

NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY
PATRIOT COAL COMPANY, L.P.
PATRIOT MIDWEST HOLDINGS, LLC
PDC PARTNERSHIP HOLDINGS, LLC
PEABODY AMERICA, INC.
PEABODY ARCHVEYOR, L.L.C.
PEABODY CARDINAL GASIFICATION, LLC
PEABODY COAL COMPANY, LLC
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY ENERGY GENERATION HOLDING COMPANY
PEABODY ENERGY INVESTMENTS, INC.
PEABODY ENERGY SOLUTIONS, INC.
PEABODY HOLDING COMPANY, LLC
PEABODY INVESTMENTS CORP.
PEABODY NATURAL GAS, LLC
PEABODY NATURAL RESOURCES COMPANY
PEABODY POWERTREE INVESTMENTS, LLC
PEABODY RECREATIONAL LANDS, L.L.C.
PEABODY SOUTHWESTERN COAL COMPANY
PEABODY TERMINALS, LLC
PEABODY VENEZUELA COAL CORP.
PEABODY VENTURE FUND, LLC
PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEABODY WESTERN COAL COMPANY
PEC EQUIPMENT COMPANY, LLC
PINE RIDGE COAL COMPANY, LLC

4

POINT PLEASANT DOCK COMPANY, LLC
POND CREEK LAND RESOURCES, LLC
POND RIVER LAND COMPANY
PORCUPINE PRODUCTION, LLC
PORCUPINE TRANSPORTATION, LLC
POWDER RIVER COAL, LLC
POWDER RIVER RESOURCES, LLC
PRAIRIE STATE GENERATING COMPANY, LLC
RANDOLPH LAND HOLDING COMPANY, LLC
RIVERS EDGE MINING, INC.
RIVERVIEW TERMINAL COMPANY
SCHOOL CREEK COAL COMPANY, LLC
SCHOOL CREEK COAL RESOURCES, LLC
SENECA COAL COMPANY
SENTRY MINING, LLC
SHOSHONE COAL CORPORATION
SNOWBERRY LAND COMPANY
STAR LAKE ENERGY COMPANY, L.L.C.
STERLING SMOKELESS COAL COMPANY, LLC
SUGAR CAMP PROPERTIES
THOROUGHBRED, L.L.C.
THOROUGHBRED GENERATING COMPANY, LLC
THOROUGHBRED MINING COMPANY, L.L.C.
TWENTYMILE COAL COMPANY
UNION COUNTY COAL COMPANY, LLC
WEST ROUNDUP RESOURCES, INC.
YANKEETOWN DOCK, LLC

5

CROSS-REFERENCE TABLE*

Note
Trust Indenture Act Section	Indenture Section
310 (a) (1)	6.09 (Base Indenture)
(a) (2)	6.09 (Base Indenture)
(a) (3)	N.A.
(a) (4)	N.A.
(b)	6.08 (Base Indenture)
6.10 (Base Indenture)
311 (a)	6.13(a) (Base Indenture)
(b)	6.13(b) (Base Indenture)
(c)	N.A.
312 (a)	2.05; 7.01 (Base Indenture)
(b)	7.02(b) (Base Indenture)
(c)	7.02(c) (Base Indenture)
313 (a)	7.03(a) (Base Indenture)
(b)	7.03(b) (Base Indenture)
(c)	7.03(b) and (c) (Base Indenture)
(d)	7.03 (c) (Base Indenture).
314 (a)	4.03
(c) (1)	1.02 (Base Indenture)
(c) (2)	1.02 (Base Indenture)
(c) (3)	N.A.
(e)	1.02 (Base Indenture)
(f)	N.A.
315 (a)	6.01(a) (Base Indenture)
(b)	6.02 (Base Indenture)
(c)	6.01(b) (Base Indenture)
(d)	6.01(c) (Base Indenture)
(d)(1)	6.01(c) (Base Indenture)
(d)(2)	6.01(c)(2) (Base Indenture)
(d)(3)	6.01(c)(3) (Base Indenture)
(e)	6.11
316 (a)	5.08 (Base Indenture)
(a) (1) (A)	6.05
(a) (1) (B)	6.04
(a) (2)	N.A.
(b)	6.07
317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.04
318 (a)	1.07 (Base Indenture)
(b)	N.A.
N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

6

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit C	FORM OF SUPPLEMENTAL INDENTURE

SCHEDULES

Schedule I	Schedule of Subsidiary Guarantors

ii